EXHIBIT 23.1

                       CONSENT OF MCGLADERY & PULLEN, LLP

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
First Midwest Financial, Inc.
Storm Lake, Iowa




We consent to the incorporation by reference in the First Midwest Financial, Inc. Registration Statement on Form S-8 of First Midwest Financial, Inc., pertaining to the First Midwest Financial, Inc. 1995 Stock Option and Incentive Plan, of our report dated October 27, 2000, which appears in the annual report on Form 10-K of First Midwest Financial, Inc. and subsidiaries for the year ended September 30, 2000.


                                                     /s/ McGladery & Pullen, LLP
                                                     ---------------------------
                                                         McGladery & Pullen, LLP




Des Moines, Iowa
December 28, 2000